EXHIBIT 10.2

Memorandum of Understanding
Family Hydroponics & Terra Tech Corp Joint Venture

between

Terra Tech Corp (Derek Peterson, CEO President) (Party A)

and

Family Hydroponics (Roy Harris, Owner) (Party B)

I.  Purpose and Scope

The purpose of this Memorandum of Understanding (MOU) is to clearly identify opportunities that exist in the controlled agriculture industry and the roles and responsibilities of each party as they relate to this joint venture and business expansion plan.

SCOPE:

1.	Create product line for Family stores beginning with:
a.	Fans
b.	Filtration
c.	Ballasts (Electronic and Magnetic)
d.	Reflectors
e.	Bulbs
f.	Nutrients (Endorsed by Ed Rosenthal)
2.	Identify and present roll-up opportunity to designated franchise stores.
3.	Source marketing collateral for retail stores (Signage, t shirts, bags and other promotional material.)
4.	Begin to discuss and structure the potential of moving the Family brand to a public vehicle.
5.	Pursue additional outside retailers for conversions to Family Stores.
6.	Joint PR and media expansion plan for both companies.
7.	Raise capital for collective effort.

II.  MOU Term

The term of this MOU Agreement will be for 100 days from the date of signature.  Cooperating parties will assess continued engagement at the end of the term.

III.  Party A Responsibilities

Party A shall undertake the following activities during the duration of the MOU term:

1.	Sourcing product, marketing materials and building out Family Hydroponic catalog

2.	Meeting with funds to help capitalize expansion plans

3.	Structure template and presentation material for potential rollups

4.	Source public vehicle for potential merger with Family brand.

IV.  Party B Responsibilities

Party B shall undertake the following activities during the duration of the MOU term:
1.	Create introductions to potential rollup targets and assist in the presentation process.

2.	Collect sales data from current stores to provide transparency into product volumes.

3.	Assist with media and press strategy.

4.	Identify potential store conversions

5.	Beta test product interest in wholly owned retail stores.

V.  Terms

Outside of each party’s normal business activities, each party will give full effort to fulfill the above responsibilities in order to create a successful joint venture.  Both parties can continue to do business with all pre-existing relationships in the manner they are currently.  Each party reserves the right to negotiate, purchase and sell products via other relationships independently.  Each party can engage in marketing and branding in any manner appropriate to benefit their current business.  Terra Tech will in no way disturb any existing business relationships, including but not limited to Humboldt Wholesale, and will seek further collaboration with any entity when the situation permits.

1.	Terra Tech Corp (party A) will not engage another retail group in the activities provided in section 1 (Purpose and Scope) without the express consent of the Family hydroponics.

2.
Family Hydroponic Franchise (Party B) will not engage another publicly traded company or manufacturer in the activities provided in section 1 (Purpose and Scope), without the express consent of Terra Tech.

VI.  Modification and Termination

1.
This agreement may be cancelled or terminated without cause by either party by giving (45) calendar days advance written notice to the other party. Such notification shall state the effective date of termination or cancellation and include any final performance and/or payment invoicing instructions/requirements.

2.	Any and all amendments must be made in writing and must be agreed to and executed by the parties before becoming effective.

VII.   Effective Date and Signature

This MOU shall be effective upon the signature of Party A and Party B authorized officials. It shall be in force for 100 calendar days from the date of signature.

Signatures and dates

/s/ Roy Harris     July 30, 2012
______________________________________
Roy Harris, Owner Family Hydroponics Franchise

/s/ Derek Peterson     July 30, 2012
______________________________________
Derek Peterson, CEO/ President Terra Tech Corp TRTC